Exhibit 4.2

                                 FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of November 2, 1995 among LINDBERG CORPORATION, a Delaware corporation (the "Company"), various financial institutions (collectively, the "Banks"), and BANK OF AMERICA ILLINOIS (formerly Continental Bank N.A.), as agent for the Banks (in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company, the Agent and the Banks are parties to an Amended and Restated Credit Agreement dated as of April 28, 1994 (the "Credit Agreement"); and

     WHEREAS, the Company has requested that the Credit Agreement be amended in certain respects.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1.     DEFINED TERMS.

     Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. On the Effective Date (defined below):

     2.1 Section 1.1 of the Credit Agreement shall be amended by having the following definitions added thereto in their appropriate alphabetical positions:

          "Note Agreement" means the Note Agreement dated as of October 15, 1995 among the Company and certain purchasers relating to the Senior Notes.

          "Senior Notes" means the $10,000,000 7.16% senior unsecured promissory notes of the Company due October 30, 2002 issued pursuant to the Note Agreement.

     2.2 Section 10.7(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

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          (b)  Debt.  Create, incur or assume any Funded Debt or Current Debt, except

               (i)    Funded Debt under the Loan Documents,

               (ii)   Funded Debt evidenced by the Senior Notes,

               (iii) Funded Debt secured by Liens permitted by the provisions of clauses (iv), (v), (vi), (vii) and (ix) of Section 10.7(a),

               (iv) Funded Debt of any Subsidiary to the Company or any Subsidiary,

               (v)    Debt of the Company not otherwise permitted by this
Section 10.7(b) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding, and

               (v)    Debt listed under the heading "Continuing Debt" on Exhibit
H;

     2.3 Section 10.7(c) of the Credit Agreement shall be amended by (i) deleting the word "or" following clause (vii) thereof, (ii) replacing the semicolon at the end of clause (viii) thereof with a ", or" and (iii) adding the following clause (ix):

               (ix) a guarantee by Impact of the Senior Notes in the form of the Subsidiary Guaranty attached as Exhibit B to the Note Agreement;

     2.4 Clause (v) of Section 10.7(i) of the Credit Agreement shall be amended by deleting the words "clause (v) or clause (vi)" where they appear and inserting in lieu thereof the words "clauses (v), (vi) or (ix)".

     2.5 Exhibit C to the Credit Agreement shall be amended by deleting therefrom the reference to Rexcorp U.S. Inc.

     SECTION 3.     WAIVER.

     On the Effective Date, the Banks shall waive, as of May 1, 1995, any Event of Default arising from the Company's failure to comply with Section 10.7(b) of the Credit Agreement by having issued for its benefit standby letters of credit in an aggregate stated amount of $4,500,000.

     SECTION 4.     CONDITIONS PRECEDENT.

     The amendments to the Credit Agreement set forth in Section 2 of this Amendment and the waiver to the Credit Agreement set forth in Section 3 of this Amendment shall become effective on such date (the "Effective Date") when the following conditions precedent have been satisfied:

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     4.1   Receipt of Documents.  The Agent shall have received all of the following, each duly executed and dated the date hereof, and each in a sufficient number of signed counterparts to provide one to each Bank:

          (a) Amendment. An original of this Amendment duly executed by the Company and each Bank and an original of the consent attached to the foot hereof executed by Impact.

          (b) Certificate. A certificate, dated the Effective Date and signed by a duly authorized representative of the Company, as to the matters set forth in Section 4.2, in form and substance satisfactory to the Agent.

          (c) Resolutions. A copy, certified by the secretary or an assistant secretary of the Company, of resolutions of the Board of Directors of the Company authorizing or ratifying the execution and delivery of this Amendment and the borrowings under the Credit Agreement, as amended hereby.

          (d) Incumbency and Signatures. A certificate of the secretary or an assistant secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Amendment, together with a sample of the true signature of each such officer.

          (e) Other. Such other documents as the Agent or any Bank may reasonably request.

     4.2 Warranties True and Absence of Defaults. (i) No Event of Default or Unmatured Event of Default shall have occurred and shall be continuing as of the Effective Date (after giving effect to this Amendment) and (ii) the warranties set forth in the Credit Agreement and each other Loan Document shall be true and correct in all material respects with the same effect as if made on the Effective Date.

     4.3 Prepayment of Term Loans. The Agent shall have received for the account of each Bank a prepayment of 100% of the outstanding principal balance of the Term Loans from the cash proceeds of the sale of the Company's 7.16% senior unsecured promissory notes due October 30, 2002, which prepayment shall comply with Section 6.2.2 of the Credit Agreement.

     SECTION 5.     MISCELLANEOUS.

     5.1 Warranties True and Absence of Defaults. In order to induce the Agent and the Banks to enter into this Amendment, the Company hereby warrants to the Agent and the Banks that, as of the date hereof and the Effective Date:

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          (a)  The warranties set forth in Section 9 of the Credit Agreement and in each other Loan Document are true and correct in all material respects with the same effect as if made on the date hereof and the Effective Date (it being understood that Rexcorp is no longer a Subsidiary of the Company).

          (b) No Event of Default or Unmatured Event of Default exists as of each such date.

     5.2   Governing Law.     This Amendment shall be a contract made under and
governed by the internal laws of the State of Illinois.

     5.3 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     5.4 References to Credit Agreement. Except as amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in any Note or other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                     LINDBERG CORPORATION
                                     By:  Stephen M. Penley
                                        --------------------------
                                        Title: Senior Vice President
                                               and Chief Financial
                                               Officer

                                     BANK OF AMERICA ILLINOIS,
                                        as Agent
                                     By:  David A. Johanson
                                        --------------------------
                                        Title: Agency Management Services
                                               Senior Agency Officer

                                     BANK OF AMERICA ILLINOIS,
                                        as a Bank
                                     By: John P. Hesselmann
                                        --------------------------
                                        Title: Senior Vice President

                                     HARRIS TRUST AND SAVINGS BANK
                                     By: Susan M. Kaminski
                                        --------------------------
                                        Title: Vice President

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The undersigned, Impact Industries, Inc., hereby acknowledges, consents and agrees to the foregoing Amendment, and reaffirms that its obligations under the Guaranty dated as of April 29, 1994 executed in favor of the Agent and the Banks continue in full force and effect with respect to the Credit Agreement, as amended by the foregoing Amendment.

                                     IMPACT INDUSTRIES, INC.
                                     By: Stephen Penley
                                        --------------------------
                                        Title: Vice President, Finance
                                               Secretary and Treasurer